Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

Apropos Technology, Inc., an Illinois corporation (the “Company”), and Kevin G. Kerns, an employee of the Company (“Executive”), enter into this Separation and Release Agreement (“Agreement”) as of the 14th day of September, 2004.

WHEREAS, Executive has been employed by the Company and certain of its affiliated entities;

WHEREAS, Executive and the Company are parties to an Employment Agreement, dated January 1, 2000, as amended (the “Employment Agreement”);

WHEREAS, Executive and the Company are parties to an Employee Noncompetition, Nondisclosure and Developments Agreement, a copy of which is attached hereto as Exhibit A (the “Noncompetition Agreement”);

WHEREAS, Executive and the Company have agreed that Executive’s employment with the Company and its related and affiliated entities will terminate as of the Separation Date as defined below; and

WHEREAS, Executive and the Company have negotiated and reached an agreement with respect to all rights, duties and obligations arising between them, including, but not limited to, any rights, duties and obligations that have arisen or might arise out of or are in any way related to Executive’s employment with the Company and its related and affiliated entities, the Employment Agreement and the conclusion of that employment.

NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained, it is agreed as follows:

1.           Resignation.  Executive acknowledges he resigned as President and Chief Executive Officer, as a director of the Company, and from any fiduciary or other position with the Company’s subsidiaries or employee benefit plans effective July 30, 2004.  The Company acknowledges and agrees that on July 30, 2004 Executive (i) ceased to be a director or officer of the Company for purposes of Section 16(b) of the Securities Exchange Act of 1934 as amended, and Rule 144 promulgated under the Securities Act of 1933, as amended, and (ii) ceased to have access to material nonpublic information concerning the Company, and (iii) ceased to be subject to Company-imposed black out restrictions on trading in Company stock.  Executive’s employment with the Company shall end on September 30, 2004 (the “Separation Date”).  Until the Separation Date, Executive shall remain an employee under the direction of and reporting to the President and Chairman of the Company (subject to vacations and compensating time off) and shall continue to (i) receive his annual Base Compensation of $230,000, less withholding required by law, in monthly installments as currently paid; (ii) vest at the rate of 625 shares per month in the 26,339 unvested stock options (as of August 10, 2004) currently held by Executive and issued under the Company’s 2000 Omnibus Incentive Plan (the “Stock Option Plan”); and (iii) participate in the Company’s health insurance plan in accordance with its terms.

2.           Severance Payment.  Executive shall be entitled to the Severance Payment of $230,000, less withholding required by law, payable in monthly installments as provided in Section 7(a) of the Employment Agreement.  Such payments shall commence with the pay period beginning October 1, 2004 and continue for twelve months.  Executive shall be entitled to no other rights or benefits under the Employment Agreement or other Company practices and policies, except as stated in this Agreement, but shall continue to comply with Executive’s continuing obligations under the Employment Agreement, as well as his obligations under the Noncompetition Agreement which shall remain in full force and effect.

3.           Consulting Services.  Executive agrees to be available at mutually convenient times (which will not interfere with Executive’s other responsibilities) to the Company’s management to provide consulting services for up to the hourly equivalent of two (2) days per week during the three (3) months following the Separation Date at no additional compensation; provided, however, that all out-of-pocket expenses reasonably incurred by the Executive in connection with such consulting services shall be reimbursed by the Company in accordance with its normal procedures.  The parties agree that in connection with the consulting services the Executive will not receive material nonpublic information which would prevent Executive from exercising his vested options, or buying or selling Company stock.

4.           AMT Recoveries.  The Company hereby waives and releases its right to recover or receive reimbursement for any alternative minimum tax credit available to Executive, including any AMT Recoveries as defined in the Loan Termination Agreement, dated as of December 27, 2002 (the “Loan Termination Agreement”).  The Loan Termination Agreement is hereby terminated and shall be of no further force or effect.

5.           Stock Options.  Executive shall be entitled to rights provided under previously granted stock options pursuant to the terms thereof which have vested as of the Separation Date.  The Company shall accelerate the vesting of the 114,800 option shares previously granted to Executive under the Stock Option Plan which were scheduled to vest in February 2005 and amends such option to provide for a 12 month period of exercise following the Separation Date.  All other vested options must be exercised within three (3) months following the Separation Date.  The Company will assist the Executive in the cashless exercise of all vested options, in accordance with Section 3 of the stock option agreements governing each option, for the period during which such options are exercisable; provided, Executive delivers shares of Company stock held for more than six (6) months.  Executive acknowledges that the 114,800 options shares scheduled to vest in February 2006, and the 25,714 option shares scheduled to vest monthly have not vested, shall not vest and shall be terminated.  The Company will assist in the prompt removal of all restrictive legends on any certificates evidencing restricted Company common shares held by Executive and the exchange of such certificates for certificates representing unrestricted shares to the extent consistent with applicable law.

6.           Receipt of Other Compensation.  Executive acknowledges and agrees that, other than as specifically set forth in this Agreement and notwithstanding any provisions of the Employment Agreement, or any other agreement, understanding or Company policy or plan, he is not and will not be due any compensation or amounts or benefits, including, but not limited to, compensation for unpaid salary, unpaid bonus, severance and accrued or unused vacation time or vacation pay from the Company and its related and affiliated entities, except as stated in this Agreement.  As of and after the Separation Date, Executive will not be eligible to participate in any of the health benefit plans of the Company, except as stated in Section 7.  The Company shall promptly reimburse Executive for business expenses reasonably incurred in the ordinary course of Executive’s employment on or before July 30, 2004, but not previously reimbursed; provided the Company’s policies of documentation and approval are satisfied.

7.           Other Benefits.

(a)           Executive shall be eligible to elect Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) continuation coverage under the group medical and dental plan of the Company as of the Separation Date (or such earlier date, if any, on which Executive qualifies for such an election), provided that such COBRA continuation coverage shall terminate in accordance with COBRA and the terms of the group medical or dental plan.

(b)           Executive shall be entitled to vested and accrued benefits, if any, if and to the extent provided by the Company’s qualified benefit plans (other than the Stock Option Plan) all as of the Separation Date.

8.           Representations and Warranties.  (a) Executive hereby represents and warrants to the Company as follows:

(1)           Authority.  Executive has full legal capacity and all requisite power and authority, without the consent of any other person, to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

(2)           Validity.  This Agreement has been duly executed and delivered and constitutes the lawful, valid and binding obligation of Executive, enforceable in accordance with its terms.  The execution and delivery of this Agreement will not conflict with any law, agreement or other obligation to which Executive is subject.

(3)           Executive represents that Executive has not engaged in any breach of fiduciary duty or criminal activity towards the Company.

(b)           The Company hereby represents and warrants to Executive as follows:

(1)           Authority.  The Company has full legal capacity and all requisite power and authority, without the consent of any other person, to execute and deliver this Agreement, and to carry out the transactions contemplated hereby.

(2)           Validity.  This Agreement has been duly executed and delivered and constitutes the lawful, valid and legally binding obligation of the Company, enforceable in accordance with its terms.  The execution and delivery of this Agreement will not conflict with any law, agreement or other obligation to which the Company is subject.

9.           Return of Property - Ownership of Information.  By the Separation Date, Executive will promptly return to the Company (regardless of where located or stored) all reports,

files, memoranda, records, computer equipment and software, credit cards, cardkey passes, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which he received or prepared or helped prepare in connection with his employment with the Company and its related and affiliated entities, and Executive will not retain any copies, duplicates, reproductions or excerpts thereof.  The ownership and right of control of all reports, records, programs, data bases, processes and supporting documents prepared by, for or on behalf of Executive during his employment are vested exclusively in the Company and remain the exclusive property of the Company.

10.         Cooperation. Executive agrees to cooperate with the Company in the truthful and honest investigation, prosecution and/or defense of any claim in which the Company may have an interest (subject to reasonable limitations concerning time and place), which may include (subject to arranging mutually agreeable times for such activities which will not interfere with Executive’s other responsibilities; and subject to the Company paying reasonable out-of-pocket expenses incurred by the Executive and, in the case of extraordinary expenses, only at the Company’s prior and specific request) making himself available to participate in any proceeding involving the Company, allowing himself to be interviewed by representatives of the Company, participating as requested in interviews and/or preparation by any of the Released Parties of other witnesses, protecting the applicable legal privileges of the Released Parties, appearing for depositions and testimony without requiring a subpoena, and producing and/or providing any documents or names of other persons with relevant information, all without claim of privilege against the Released Parties.

11.         Release By Executive.

(a)           Executive on behalf of himself, his heirs, executors, administrators and assigns, does hereby knowingly and voluntarily release, acquit and forever discharge the Company and its related and affiliated entities, successors, assigns and past, present and future shareholders, directors, trustees, officers, employees, agents, and attorneys (the “Released Parties”) from and against any and all charges, complaints, claims, cross-claims, third-party claims, counterclaims, contribution claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, which, at any time up to and including the date hereof, exists, have existed, or may arise from any matter whatsoever occurring, including, but not limited to, any claims arising out of or in any way related to Executive’s employment with the Company and its related and affiliated entities and the conclusion thereof or the stock options, which Executive, or any of his heirs, executors, administrators and assigns and affiliates and agents ever had, now has or at any time hereafter may have, own or hold against the Released Parties.  Executive acknowledges that in exchange for this release, the Company is providing Executive with total consideration, financial or otherwise, which exceeds what Executive would have been given without the release.  By executing this Agreement, Executive is waiving all claims against the Released Parties arising under federal, state and local labor and antidiscrimination laws and any other restriction on the right to terminate employment, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq., 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, as amended by the Older Worker Benefit Protection Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Illinois Human Rights Act, or for breach of contract (including, without limitation, the Employment Agreement or the stock options), for misrepresentation, for defamation, for wrongful discharge under the common law of any state, for infliction of emotional distress or for any other tort under the common law of any state.  This release shall run to and be binding upon Executive and his heirs and assigns.

(b)           EXECUTIVE SPECIFICALLY WAIVES AND RELEASES THE RELEASED PARTIES FROM ALL CLAIMS EXECUTIVE MAY HAVE AS OF THE DATE OF EXECUTION OF THIS AGREEMENT (“EXECUTION DATE”) REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. § 621 (“ADEA”), INCLUDING ANY CLAIMS BASED ON THE CONCLUSION OF EXECUTIVE’S EMPLOYMENT BY THE COMPANY.  EXECUTIVE FURTHER AGREES:  (A) THAT EXECUTIVE’S WAIVER OF RIGHTS UNDER THIS RELEASE IS KNOWING AND VOLUNTARY AND IN COMPLIANCE WITH THE OLDER WORKER’S BENEFIT PROTECTION ACT OF 1990; (B) THAT EXECUTIVE UNDERSTANDS THE TERMS OF THIS RELEASE; (C) THAT THE BENEFITS CALLED FOR IN THIS AGREEMENT WOULD NOT BE PROVIDED TO ANY EMPLOYEE TERMINATING HIS EMPLOYMENT WITH THE COMPANY AND ITS RELATED AND AFFILIATED ENTITIES WHO DID NOT SIGN A RELEASE SIMILAR TO THIS RELEASE, THAT SUCH PAYMENTS AND BENEFITS WOULD NOT HAVE BEEN PROVIDED HAD EXECUTIVE NOT SIGNED THIS RELEASE, AND THAT THE PAYMENTS AND BENEFITS ARE IN EXCHANGE FOR THE SIGNING OF THIS RELEASE; (D) THAT EXECUTIVE HAS BEEN ADVISED IN WRITING BY THE COMPANY AND ITS RELATED AND AFFILIATED ENTITIES TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE; (E) THAT THE COMPANY AND ITS RELATED AND AFFILIATED ENTITIES HAVE GIVEN EXECUTIVE A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS RELEASE; (F) THAT EXECUTIVE REALIZES THAT FOLLOWING EXECUTIVE’S EXECUTION OF THIS RELEASE, EXECUTIVE HAS SEVEN (7) DAYS IN WHICH TO REVOKE THIS RELEASE BY WRITTEN NOTICE TO THE COMPANY AND IF NOT REVOKED THIS RELEASE SHALL BE EFFECTIVE ON THE EIGHTH DAY AFTER THE DELIVERY DATE, (G) THAT THIS ENTIRE AGREEMENT SHALL BE VOID AND OF NO FORCE AND EFFECT IF EXECUTIVE CHOOSES TO SO REVOKE, AND IF EXECUTIVE CHOOSES NOT TO SO REVOKE, THAT HIS RELEASE THEN BECOMES EFFECTIVE AND ENFORCEABLE, AND (H) EXECUTIVE DOES NOT RELEASE OR WAIVE ANY RIGHT OR CLAIM WHICH HE MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED BY THE OLDER WORKERS BENEFITS PROTECTION ACT, WHICH ARISES AFTER THE EXECUTION DATE; PROVIDED THAT EXECUTIVE ACKNOWLEDGES AND AGREES THAT ANY CLAIM UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT RELATING TO HIS SEPARATION FROM EMPLOYMENT WITH THE COMPANY OR COMPENSATION OR EMPLOYEE BENEFITS ISSUES HAS ARISEN PRIOR TO THE EXECUTION DATE.

(c)           Nothing contained in this Section 11 shall release the Company from any obligation under this Agreement, from claims for indemnification or other obligations under the

Indemnity Agreement dated February 15, 2000 or for vested benefits under the Company’s qualified employee retirement benefit plans.

12.         Release By Company.

(a)           In reliance upon and conditioned upon the representations by Executive contained in this Agreement, the Company hereby releases Executive from any and all claims, suits, demands, actions or causes of action of any kind or nature whatsoever, whether the underlying facts are known or unknown, which the Company has or now claims, or might have or claim, pertaining to or arising out of Executive’s employment by the Company.  This release shall run to and be for the benefit of Executive and his heirs and assigns.  This release shall run to and be binding upon the Company, and its successor and assigns.

(b)           Nothing contained in this Section 12 shall release Executive from any obligation under this Agreement, including, without limitation, Executive’s continuing obligations under the Employment Agreement, the Noncompetition Agreement and ongoing fiduciary and confidentiality obligations thereunder; provided, however, that the Post-employment Period under the Noncompetition Agreement shall be deemed to have commenced on July 31, 2004.

13.         Confidentiality.

(a)           Executive reaffirms and agrees to comply with the terms of the Noncompetition Agreement, which is incorporated herein by reference.

(b)           Executive and the Company agree that they will keep confidential, to the full extent permitted by law, the terms of this Agreement, all performance hereunder and all circumstances relating to Executive’s separation from the Company; provided, however, that Executive and the Company may disclose the same as required by law (including, but not by way of limitation, the filing of this Agreement with the Securities and Exchange Commission), for purposes of tax reporting, pursuant to legal process, in an action to enforce this Agreement, to claim benefits under this Agreement or under Company benefit plans in which Executive is a participant or beneficiary, to members of Executive’s immediate family, legal advisors, and to persons from whom Executive seeks financial advice.

(c)           Executive agrees not to assist or advise any current or former employee with respect to potential rights or claims against the Company.

14.         Non-Disparagement.  No director or executive officer of the Company will take any action intended in any way to disparage Executive or make or solicit any comments or statements to the media or to other persons outside the Company that may reasonably be considered to be derogatory or detrimental to Executive’s professional reputation.  Executive will not take any action intended in any way to disparage the Company or make or solicit any comments or statements to the media or to other persons that may reasonably be considered to be derogatory or detrimental to the professional reputation of the past or current Released Parties.  If an employment reference or any other similar inquiry from a third party is requested about Executive (provided, that such requests are directed to the Chairman or President of the

Company), the Company will state that by mutual agreement between Executive and the Company Executive resigned his employment and will provide other factually accurate information only to the extent that Executive requests it and releases the Company and its personnel in connection with such statements.

15.         Covenant Not to Sue.  To the maximum extent permitted by law, Executive covenants not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against the Released Parties with respect to the subject matter of the release in Section 11.  Notwithstanding the foregoing, nothing herein shall prevent Executive from instituting any action required to enforce the terms of this Agreement.  In addition, nothing herein shall be construed to prevent Executive from enforcing any rights Executive may have under the Employee Retirement Income Security Act of 1974.  While Executive may file a charge with state or federal agencies, Executive agrees not to seek or accept any money damages or any other relief upon the filing of any such administrative charges or complaints (or judicial proceedings arising from such charges).

16.         Executive’s Understanding.  Executive acknowledges by signing this Agreement that Executive has read and understands this document, that Executive has conferred with Executive’s attorney regarding the terms and meaning of this Agreement, that Executive has had sufficient time to consider the terms provided for in this Agreement, that no representations or inducements have been made to Executive, except as set forth in this Agreement, and that Executive has signed the same KNOWINGLY AND VOLUNTARILY.

17.         Non-Reliance.  Executive represents to the Company, and the Company represents to Executive, that in executing this Agreement they do not rely and have not relied upon any representation or statement not set forth herein made by the other or by any of the other’s agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

18.         Severability of Provisions.  In the event that any one or more of the provisions of this Agreement or the Noncompetition Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.  Moreover, if any one or more of the provisions contained in this Agreement or the Noncompetition Agreement are held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

19.         Non-Admission of Liability.  The parties agree that neither this Agreement nor the performance by the parties hereunder constitutes an admission by any of them of any violation of any federal, state or local law, rule or regulation, common law, breach of any contract, or any wrongdoing of any type.

20.         Non-Assignability.  The rights and benefits available under this Agreement are personal to Executive and such rights and benefits shall not be subject to assignment, alienation or transfer, except to the extent such rights and benefits are lawfully available to the estate or beneficiaries of Executive upon death.

21.         Notice.  Any notice to be given hereunder shall be in writing and shall be deemed given when mailed by certified mail, return receipt requested, or personal or receipted overnight delivery service addressed as follows:

To Executive at:

Kevin G. Kerns
2210 Edgebrooke Drive
Lisle, IL 60532
To the Company at:

Apropos Technology, Inc.
One Tower Lane
Oak Brook Terrace, IL 60181
Attention: Chairman

22.         Entire Agreement.  This Agreement, which incorporates Executive’s continuing obligations under the Noncompetition Agreement, sets forth all the terms and conditions with respect to compensation, remuneration of payments and benefits due Executive from the Company and its related and affiliated entities and supersedes and replaces any and all other agreements or understandings Executive may have had with respect thereto.  It may not be modified or amended, except in writing and signed by both parties.

23.         Choice of Law.  This Agreement shall be construed in accordance with the laws of the State of Illinois without regard to its choice of law rules.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

APROPOS TECHNOLOGY, INC.

/s/ Kevin G. Kerns	By:	/s/ Keith Crandell
Kevin G. Kerns	Keith Crandell

EXHIBIT A

APROPOS TECHNOLOGY, INC.
EMPLOYEE NONCOMPETITION,
NONDISCLOSURE AND DEVELOPMENTS AGREEMENT

In consideration and as a condition of my employment or continued employment by Teledata Solutions, Inc., an Illinois corporation (the “Company”), I hereby agree with the Company as follows:

1.  During the period of my employment by the Company (the “Employment Period”), I will devote my full time and best efforts during normal working hours to the business of the Company.  During the period of my employment by the Company and for six months thereafter, I agree that I will not, directly or indirectly, alone or as a partner, officer, director, employee or stockholder of any entity, (a) engage in any business activity that is in competition with the products or services being developed, manufactured or sold by the Company, or (b) solicit or do business with any customer of the Company or any potential customer of the Company.  During the period of my employment and for two years thereafter, I agree that I will not directly or indirectly, alone or as a partner, officer, director, employee or stockholder of any entity, solicit, interfere with or endeavor to entice away any employee of the Company.  The period following the termination of my employment during which a restriction applies (the “Post-employment Period”) shall be extended by the length of any period of time during the Post-employment Period during which I am in violation of this paragraph plus the length of any court proceedings necessary to stop such violation.

2.  I will not at any time, whether or after the Employment Period, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party that the Company is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works or authorship, customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing my duties as an employee of the Company, and I shall keep secret all matters entrusted to me and shall not use or attempt to use any such information in any manner that may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to the Company.  Further, I agree that during and after the Employment Period I shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company, and that immediately upon the termination of my employment I shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

3.  If at any time or times during my employment, I shall (either alone or with others) make, conceive, create, discover, invent, or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes (including but not limited to the Semiconductor Chip Protection Act) or subject to analogous protection) (herein called “Developments”), then:

(a)  such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise;

(b)  I shall promptly disclose to the Company (or any persons designated by it) each such Development;

(c)  as may be necessary to ensure the Company’s owners of such Developments, I hereby assign any rights (including, but not limited to, any copyrights and trademarks) I may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation; and

(d)  I shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

Notwithstanding the foregoing, this Paragraph 3 shall not apply to Developments for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the Development related (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the Development results from any work performed by me for the Company.

4.  I will, during and after the Employment Period, at the request and cost of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

(a)  to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(b)  to defend any judicial, opposition or other proceedings in respect of such applications and any judicial opposition or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous protection.

In the event the Company is unable, after reasonable effort, to secure my signature on any application for letters patent, copyright or trademark registration or other documents regarding any legal protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by me.

5.  I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder, without the necessity of a bond or other security.  I further agree and acknowledge that the post-employment and non-competition provisions set forth in Paragraph 1 hereof, and the remedies set forth in this paragraph, are necessary and reasonable to protect the business of the Company.

6.  I understand that this Agreement does not create an obligation on the Company or any other person or entity to continue my employment.

7.  No claim of mine against the Company shall serve as a defense against the Company’s enforcement of any provision of this Agreement.

8.  I represent that the Developments identified in the pages, if any, attached hereto as Exhibit A comprise all the unpatented and unregistered copyrightable Developments that I have made, conceived or created prior to the Employment Period, which Developments are excluded from this Agreement.  I understand that it is only necessary to list the title and purpose of such Developments but not details thereof.

9.  I hereby represent that, except as I have disclosed in writing to the Company, I am not a party to, or bound by the terms of, any agreement with or obligation to any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with business of such previous employer or any other party.  I further represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or obligation to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to or during my employment with the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.  I have not entered into, and I agree I will not enter into, any agreement, either written or oral, in conflict with the terms of this Agreement.

10.  Any waiver the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

11.  I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein.  Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

12.  My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

13.  The term “Company” shall include Teledata Solutions, Inc. and any of its subsidiaries, subdivisions or affiliates.  The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

14.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.  Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be governed by the laws of the State of Illinois and shall be commenced and maintained in any state or federal court located in Cook County, Illinois, and both parties hereby submit to the jurisdiction and venue of any such court.

IN WITNESS WHEREOF, the undersigned has executed this Noncompetition Nondisclosure and Developments Agreement as a sealed instrument as of the 19th day of March, 1996.

/s/ Kevin G. Kerns
Signature

Kevin G. Kerns
Name –Please Print

Address:

455 Buena Vista
Redwood City, Ca 94061